UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report: June 1, 2007
Commission File No. 001-31463
DICK’S SPORTING GOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	16-1241537
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Industry Drive, RIDC Park West,	15275
Pittsburgh, Pennsylvania (Address of principal executive offices)	(Zip Code)
(724) 273-3400
(Registrant’s telephone number, including area code)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW
(a) During the preparation of our quarterly report on Form 10-Q for the three months ended May 5, 2007, the management of Dick’s Sporting Goods, Inc. (NYSE: DKS) (the “Company”) determined that due to a mathematical error, the Company did not properly report in the Statements of Cash Flows tenant allowances received from landlords for the construction of the Company’s new stores during 2006. This error resulted in a reduction of cash flows used in investing activities with an equal off-setting reduction of cash flows provided by operating activities. In addition, the Company determined that the classification of certain tenant allowances within the Statements of Cash Flows for fiscal 2006 and fiscal 2005 should have been reported as changes in deferred construction allowances to represent monies received by the Company as tenant allowances from landlords at stores where the Company is not considered the owner during the construction period. As a result, management concluded that the consolidated Statements of Cash Flows reported in the Company’s Form 10-K filing for the year ended February 3, 2007, and the Form 10-Q filings for the three interim quarters of fiscal year 2006 (collectively, the “2006 Reports”) should be restated in order to correct these errors. Management recommended and the Audit Committee of the Board of Directors agreed at a meeting on June 1, 2007 that the previously reported results should be restated. The restatements will be reflected in a Form 10-K/A for the year ended February 3, 2007 and Form 10-Q/As for the three interim quarters of fiscal year 2006, which the Company intends to file substantially concurrently with this report. The previously filed Statements of Cash Flows in the 2006 Reports, as well as the related reports of the Company’s current independent registered public accounting firms, should no longer be relied upon.
Further, we have reclassified certain tenant allowances from increases or decreases in recoverable costs from developed properties to other captions. As a result, capital expenditures now include the Company’s investment in stores where it is considered the owner during the construction period. Proceeds from sale-leaseback transactions now include monies received by the Company for tenant allowances from landlords at stores where the Company is considered the owner during the construction period. The Company believes these changes enhance reporting of the Company’s capital expenditures. These elective changes are more fully described and set forth in the amended 2006 Reports.
The restatement and reclassifications discussed above will not change our previously reported balance sheets or statements of operations, including net income, earnings per share or stockholders’ equity.
Management and the Audit Committee discussed these matters with the Company’s independent registered public accounting firm, Deloitte & Touche LLP.
ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
Attached as Exhibit 99.1 is a schedule which sets forth the line item changes in the Statements of Cash Flows for the 2006 Reports, and a table that represents a reconciliation of the Company’s gross capital expenditures to its net capital expenditures.
This information, including exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to this Form 8-K in such a filing.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d)	The following exhibits are being furnished as part of this Form 8-K:

Exhibit 99.1	Schedule of Cash Flow Statement Line Item Restatements and Reconciliation of Gross Capital Expenditures to Net Capital Expenditures

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: June 5, 2007	By:	/s/ TIMOTHY E. KULLMAN
	Name:	Timothy E. Kullman
	Title:	SVP — Chief Financial Officer